Exhibit (e)(2)

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of January 27, 2020

FUNDS

Innovator ETFs Trust

●	Innovator IBD® 50 ETF
●	Innovator IBD® ETF Leaders ETF
●	Innovator IBD® Breakout Opportunities ETF
●	Innovator S&P 500 Power Buffer ETF – January
●	Innovator S&P 500 Power Buffer ETF – February
●	Innovator S&P 500 Power Buffer ETF – April
●	Innovator S&P 500 Power Buffer ETF – July
●	Innovator S&P 500 Power Buffer ETF – August
●	Innovator S&P 500 Power Buffer ETF – September
●	Innovator S&P 500 Power Buffer ETF – October
●	Innovator S&P 500 Buffer ETF – January
●	Innovator S&P 500 Buffer ETF – February
●	Innovator S&P 500 Buffer ETF – April
●	Innovator S&P 500 Buffer ETF – July
●	Innovator S&P 500 Buffer ETF – August
●	Innovator S&P 500 Buffer ETF – September
●	Innovator S&P 500 Buffer ETF – October
●	Innovator S&P 500 Ultra Buffer ETF – January
●	Innovator S&P 500 Ultra Buffer ETF – February
●	Innovator S&P 500 Ultra Buffer ETF – April
●	Innovator S&P 500 Ultra Buffer ETF – July
●	Innovator S&P 500 Ultra Buffer ETF – August
●	Innovator S&P 500 Ultra Buffer ETF – September
●	Innovator S&P 500 Ultra Buffer ETF – October
●	Innovator Loup Frontier Tech ETF
●	Innovator S&P 500 Power Buffer ETF – June
●	Innovator S&P 500 Buffer ETF – June
●	Innovator S&P 500 Ultra Buffer ETF – June
●	Innovator MSCI EAFE Power Buffer ETF – July
●	Innovator MSCI EAFE Power Buffer ETF – July
●	Innovator Russell 2000 Power Buffer ETF – October
●	Innovator Nasdaq-100 Power Buffer ETF – October
●	Innovator S&P 500 Buffer ETF – November
●	Innovator S&P 500 Ultra Buffer ETF – November
●	Innovator S&P 500 Power Buffer ETF – November

●	Innovator S&P 500 Buffer ETF – December
●	Innovator S&P 500 Ultra Buffer ETF – December
●	Innovator S&P 500 Power Buffer ETF – December
●	Innovator MSCI EAFE Power Buffer ETF – January
●	Innovator MSCI EAFE Power Buffer ETF – January
●	Innovator Russell 2000 Power Buffer ETF – January
●	Innovator Nasdaq-100 Power Buffer ETF – January